Exhibit 99.1
Corporate Property Associates 17 — Global Incorporated
Supplemental Information
As of December 31, 2009
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 17 — Global Incorporated (“CPA®:17”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP financial measures, including funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited our Form 10-K for the year ended December 31, 2009. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA17GLOBAL.com

Corporate Property Associates 17 — Global Incorporated
Reconciliation of Net Loss to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended	Year ended
	December 31, 2009	December 31, 2009
Net loss attributable to CPA®:17 — Global shareholders	$(16,994)	$(7,701)
Depreciation, amortization, and other non-cash charges	1,670	5,372
Straight-line and other rent adjustments	(1,162)	(3,562)
Impairment charges	23,904	23,904
AFFO adjustment to earnings from equity investments	1,133	2,076
AFFO adjustment to share of earnings of noncontrolling interests	23	115

AFFO	$8,574	$20,204

AFFO per share (a)	$0.13	$0.42

Weighted average shares outstanding	72,894,294	54,376,664

(a) Numerator for AFFO per share calculation:
AFFO	$8,574	$20,204
Add: Issuance of shares to an affiliate in satisfaction of fees due	746	2,477

AFFO numerator in determination of AFFO per share	$9,320	$22,681

We were formed in February 2007 and commenced our initial public offering in November 2007. We did not generate significant revenue or net income (loss) for the period from our inception through December 31, 2008. Accordingly, our current year results are not comparable to our results in the prior years. Therefore, we do not believe that the results for the comparable periods of the prior years are meaningful to an investor; and they are not presented in this supplemental information.
Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity and should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

Corporate Property Associates 17 — Global Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

Year ended
December 31, 2009
Cash flow from operating activities	$32,240
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	2,265
Distributions paid to noncontrolling interests, net (b)	(11,474)
Changes in working capital (c)	(2,745)

Adjusted cash flow from operating activities	$20,286

Adjusted cash flow per share	$0.37

Distributions declared per share	$0.6324

Payout ratio (distributions per share/adjusted cash flow per share)	171%

Weighted average shares outstanding	54,376,664

(a)	To the extent we receive distributions in excess of equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the liability was actually incurred.
We were formed in February 2007 and commenced our initial public offering in November 2007. We did not generate significant cash flow from operating activities for the period from our inception through December 31, 2008. Accordingly, our current year results are not comparable to our results in the prior years. Therefore, we do not believe that the results for the comparable period of the prior years are meaningful to an investor; and they are not presented in this supplemental information.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 17 — Global Incorporated
Portfolio Diversification as of December 31, 2009 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

		Percentage of Total Annualized
Tenant/Lease Guarantor	Annualized Rent	Rent
The New York Times Company	$13,303	25%
LifeTime Fitness, Inc.	5,771	11%
Eroski Sociedad Cooperativa (a)	4,251	8%
US Oncology, Inc.	3,624	7%
Tesco Global Aruhazak Zrt. (a)	3,540	7%
Berry Plastics, LLC	3,320	6%
Actebis Peacock GmbH (a)	3,017	6%
Frontier Spinning Mills, Inc.	2,754	5%
Mori Seiki U.S.A.	2,703	5%
Sabre Communications Corporation and Cellxion, LLC	2,563	5%

Total	$44,846	85%

Weighted Average Lease Term for Portfolio: 16.9 years

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

Corporate Property Associates 17 — Global Incorporated
Portfolio Diversification as of December 31, 2009 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
East	$19,452	37%
Midwest	8,003	15%
South	6,187	12%
West	3,073	6%

U.S. Total	36,715	70%

International
Germany	4,904	9%
Spain	4,251	8%
Hungary	3,539	7%
United Kingdom	2,167	4%
Poland	1,197	2%

International Total	16,058	30%

Total	$52,773	100%

Portfolio Diversification by Geography

Property Type	Annualized Rent	Percent
Office	$21,351	41%
Retail	11,219	21%
Industrial	10,641	20%
Warehouse /Distribution	4,937	9%
Other Properties (a)	4,625	9%

Total	$52,773	100%

Portfolio Diversification by Property Type

(a)	Includes revenue from tenants in the following property types: education (4.6%) and transportation (4.1%).

Corporate Property Associates 17 — Global Incorporated
Portfolio Diversification as of December 31, 2009 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized
Industry Type (a)	Rent	Percent
Media: Printing and Publishing	$13,303	25%
Retail Trade	8,988	17%
Healthcare, Education and Childcare	6,065	12%
Leisure, Amusement, Entertainment	5,771	11%
Electronics	5,581	11%
Chemicals, Plastics, Rubber, and Glass	3,320	6%
Textiles, Leather, and Apparel	2,754	5%
Machine (Manufacturing)	2,703	5%
Transportation — Personal	2,167	4%
Automobile	1,886	4%
Mining, Metals, and Primary Metal Industries	235	0%

Total	$52,773	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.